EXHIBIT 5.0
 ----------------------
 PIPER
 MARBURY
 RUDNICK
 & WOLFE   LLP

 ----------------------

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE    (410) 580-3000
FAX      (410) 580-3001

                                November 30, 2000

Caliber Learning Network, Inc.
509 South Exeter Street
Suite 400
Baltimore, Maryland 21202

Ladies and Gentlemen:

         We have acted as counsel to Caliber Learning Network, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 200,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to subscriptions under the 1999 Employee Stock Purchase Plan (the "Shares").

         We have examined copies of the Company's Amended and Restated Charter, By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes, and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Shares issuable under the 1999 Employee Stock Purchase Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement.

                                      Very truly yours,

                                      /s/ Piper Marbury Rudnick & Wolfe LLP
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